Exhibit 99.1
CHENIERE ENERGY, INC. NEWS RELEASE

Cheniere Announces Upsizing and Pricing of Public Offering of Common Stock

Houston, Texas - July 17, 2012, Cheniere Energy, Inc. (“Cheniere”) (NYSE Amex: LNG) announced today the pricing of its previously announced offering of its common stock at a price per share of $14.05. The size of the offering has been upsized from 20,000,000 shares to 28,000,000 shares. Cheniere has also granted the underwriters a 30-day option to purchase up to an aggregate of 4,200,000 additional common shares to cover any over-allotments. The offering is expected to close and settle on July 20, 2012. The Company intends to use the net proceeds from the offering to repay the $204.6 million principal amount outstanding of the 2.25% convertible notes due August 1, 2012, for capital expenditures on the Creole Trail Pipeline and for general corporate purposes. Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC are serving as representatives to the underwriters in the offering.
A shelf registration statement (including a prospectus) relating to the offering of the common stock has previously been filed with the U.S. Securities and Exchange Commission (the “Securities and Exchange Commission”) and has become effective. Before investing, you should read the prospectus supplement and other documents filed with the Securities and Exchange Commission for information about Cheniere and this offering.
Copies of the preliminary prospectus for the offering may be obtained from the offices of Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, New York 10010, or by telephone at +1 (800) 221-1037, or by email to newyork.prospectus@credit-suisse.com, or Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014, or by telephone at +1 (866) 718-1649, or by email to prospectus@morganstanley.com.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale of these securities would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Cheniere Energy, Inc. is a Houston-based energy company primarily engaged in LNG related businesses, and owns and operates the Sabine Pass LNG terminal and Creole Trail pipeline in Louisiana.  Cheniere is pursuing related business opportunities both upstream and downstream of the Sabine Pass LNG terminal.  Additional information about Cheniere Energy, Inc. may be found on its web site at www.cheniere.com.

This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. All statements, other than statements of historical facts, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere's business strategy, plans and objectives, including the construction and operation of liquefaction facilities, (ii) statements regarding our expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere's LNG terminal and liquefaction business, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements and (vi) statements regarding future discussions and entry into contracts. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

CONTACTS:
Investors: Nancy Bui: 713-375-5280
Media: Diane Haggard: 713-375-5259